UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): August 17, 2007

TACTICAL AIR DEFENSE SERVICES, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-79405 (Commission File Number)	88-0455809 (IRS Employer Identification No.)

100 Crescent Court, 7th Floor, Dallas, Texas 75201
(214) 459-8272
(Address and telephone number of Registrant's principal
executive offices and principal place of business)

5501 Airport Drive, Denison, Texas 75020

(Former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Definitive Material Agreement
  and
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Executive Officer and Director

On August 17, 2007 Mr. John Farley an executive officer resigned from all positions with the Company to pursue other business ventures. At such time, Mr. Alexis Korybut was appointed as a director and executive officer as set forth below.

The Company provided Mr. John Farley with a copy of this Form 8-K and requested that he provide the Company with a letter stating whether he agrees with the statements made herein with respect to his resignation and if not, stating in what respects he disagrees. Mr. John Farley has agreed with the statements herein and a copy of his statement is enclosed as an exhibit to this Current Report.

Satisfaction of Compensation Payments to John Farley

In satisfaction of all past due compensation to Mr. Farley, the Company entered into a Resignation and Release Agreement with Mr. Farley providing for the issuance of 100,000 shares of restricted common stock and payment of $11,250 to Mr. Farley in exchange for an unconditional release of all amounts owed to him. In addition the Company agreed to indemnify Mr. Farley as a former executive officer for all actions brought against him in such capacity.

Appointment of New Director and Principal Accounting Officer

Additionally, as of August 17, 2007, Mr. Alexis Korybut was appointed as a director of the Company, joining Donald Goldstein on the Board of Directors (the “Board”). Additionally, Mr. Korybut was also appointed as President, Chief Executive Officer and Principal Accounting Officer.

Mr. Korybut is the principal of Plumtree Consulting Group, LLC an advisory firm providing management and financial consulting services to high-growth public companies, and is a manager and owner of the General Partner of Innovation Strategies LP, a special situation investment fund investing in small cap public and private entities~~.~~ founded by Mr. Korybut in 2006. From 1999 through 2004, Mr. Korybut held the position of President and Member of the Board of Directors of Sterling Financial Group of Companies, Inc, a Florida-based financial services firm with offices throughout the United States, Europe, and Latin America. While at Sterling Financial, Mr. Korybut founded the investment banking and equity research divisions, which focused on performing consulting, advisory and investment banking services for small cap public and private companies. During the five years prior to Sterling Financial, he was a Vice President of Salomon Smith Barney, Inc. in New York City, where he structured financing transactions with both private and public companies to raise capital through the international debt and equity markets. Mr. Korybut received a BA from Georgetown University in 1988 and an MBA in finance from the University of Michigan Business School in 1994.

The directors of the Company do not receive any compensation for their services as members of the Board, but are entitled to reimbursement for expenses incurred in connection with their attendance at Board meetings. Officers are appointed by the Board and serve at the discretion of the Board. At the time of his appointment, Mr. Korybut held indirect beneficial ownership of 353,693 shares of the Company’s common stock.

To the best of the Company’s knowledge, there are no proceedings to which any Korybut, or any associate of any Mr. Korybut, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

There are no family relationships among our directors or officers.

Certain Relationships and Related Transactions

Prior to his appointment, Mr. Korybut was not a director or officer of the Company. Mr. Korybut consented to hold the above referenced Board position with the Company and, to the best of his knowledge, Mr. Korybut (i) does not have a family relationship with any of the directors, executive officers or control persons of the Company; (ii) does not beneficially own any equity securities, or rights to acquire any equity securities of the Company other than as disclosed in this Current Report on 8-K; (iii) has not been involved in any transactions with the Company, nor has he had any business relationships with the Company or any of its directors, executive officers or affiliates; and (iv) has not been the subject of any civil regulatory proceeding or any criminal proceeding.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

No financial statements are required to be filed herewith.

(b) Pro forma financial information.

No pro forma financial statements are required to be filed herewith.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

The Exhibits to this report are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTICAL AIR DEFENSE SERVICES, INC.

Date: August 21, 2007	By:	/s/ Alexis Korybut
Name: Alexis Korybut Title: President, C.E.O. and Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Settlement and Release Agreement, between Tactical Air Defense Services, In. and John Farley, dated as of August 17, 2007.
99.2	Consent of John Farley.